BLACKBURN & STOLL, LC
                            Attorneys at Law            Telephone (801)521-7900
                       77 West 200 South, Suite 400           Fax (801)521-7965
                          Salt Lake City, Utah

                                   April 18, 1997

Specialized Health Products International, Inc.
655 East Medical Drive
Bountiful, Utah 84010

        Re: Legality of Securities to be Registered under Registration Statement on Form S-3 (No.333-23535)

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Sepcialized Health Products International, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 12,489,106 shares of the Company's common stock, $.02 par value per share (the "Common Stock"), consisting of 6,472,792 shares of Common Stock held by the Company's stockholders (the "Outstanding Shares") and 6,016,314 shares of Common Stock issuable upon the exercise of outstanding warrants and stock options (the "Warrant Stock").

     We have examined the Restated Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware the Amended and Restated Bylaws of the Company, such records of corporate proceedings of the Company and cerificates of corporated officers of the Company as we have deemed appropriate for the puroses of this opinion, the Registration Statement and the exhibits thereto.

     Based upon the foregoing, we are of the opinion that:

        (A) The Outstanding Shares have been authorized for issuance and are validly issued and outstanding, fully paid and nonassessable.

        (B) The Warrants have been authorized for issuance and are validly issued and outstanding, and are valid and binding obligations of the Company enforceable in accordance with their terms.

        (C) The shares of Warrant Stock have been authorized for issuance and reserved by the Company and will be, when issued and delivered against the exercise price therefor in accordance with the terms set forth in the Registration Statement and in the warrant or option agreement, validly issued, fully paid and nonassessable.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Blackburn & Stoll, LC

                                       BLACKBURN & STOLL, LC


                                2